UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 23, 2023

CAPRI HOLDINGS LTD
(Exact name of Registrant as Specified in its Charter)

001-35368
(Commission File Number)

British Virgin Islands	N/A
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
90 Whitfield Street, 2nd Floor
London, United Kingdom
W1T 4EZ
(Address of Principal Executive Offices)
44 207 632 8600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Ordinary Shares, no par value	CPRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2023, Capri Holdings Limited (“Capri”) announced that Cedric Wilmotte is being appointed Chief Executive Officer of Michael Kors effective April 3, 2023 (the “Commencement Date”).

Mr. Wilmotte, age 48, recently served as the interim Chief Executive Officer for Versace from January through September 2022 and is currently Versace’s Chief Operating Officer. Prior to his time at Versace, Mr. Wilmotte led the Michael Kors EMEA business from its inception in 2008 through 2021. Before joining Michael Kors, Mr. Wilmotte held senior leadership positions at Marc Jacobs in Paris from 2004 to 2008 and at Donna Karan in New York, London and Milan from 1998 to 2004.

There are no arrangements or understandings between Mr. Wilmotte and any other person pursuant to which he was selected to be an officer of Capri. Mr. Wilmotte does not have any family relationship with any director or other executive officer of Capri or any person nominated or chosen by Capri to become a director or executive officer, and there are no transactions in which Mr. Wilmotte has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The following is a description of the material terms of the employment agreement between Michael Kors (USA), Inc. (“MK USA” or the “Company”) and Mr. Wilmotte, effective as of January 23, 2023 (the “Wilmotte Employment Agreement”). Such description is qualified in its entirety by the terms of the Wilmotte Employment Agreement which Capri intends to file with the U.S. Securities and Exchange Commission as an exhibit to its annual report on Form 10-K for the fiscal year ending April 1, 2023.

The Wilmotte Employment Agreement provides that Mr. Wilmotte will serve as the Chief Executive Officer of Michael Kors with effect from April 3, 2023 (the “Commencement Date”), and that his employment will continue until terminated in accordance with, and subject to the terms and provisions of, the Wilmotte Employment Agreement. Mr. Wilmotte will report to the Chief Executive Officer of Capri.

Mr. Wilmotte’s employment with the Company in the United States is contingent upon his obtaining and maintaining an appropriate visa to work in the United States. MK USA has agreed to sponsor Mr. Wilmotte’s visa and will pay all legal fees and filings and reimburse him for his reasonable and documented out-of-pocket expenses associated with the application, issuance and renewal of such visa.

Pursuant to the Wilmotte Employment Agreement, Mr. Wilmotte will receive an annual base salary of $1,000,000. His base salary will be subject to annual review and merit increases in the Company’s discretion.

Mr. Wilmotte will be eligible to participate in the Capri Holdings Limited Annual Cash Incentive Plan (which is a component of the Capri Holdings Limited Third Amended and Restated Omnibus Incentive Plan (together, as the same may be amended from time to time, the “Incentive Plan”)). Pursuant to the Wilmotte Employment Agreement, annual cash incentives will be based on a fixed percentage of Mr. Wilmotte’s base salary with the incentive levels set at 100% target – 200% maximum. Mr. Wilmotte’s actual annual cash incentive may range from 0% of base salary for performance below established thresholds to 200% of base salary for maximum performance (interpolated based on the actual level of attainment) with performance components, measures and target values established by the Capri Board of Directors (or appropriate committee thereof). All payments made pursuant to the annual cash incentive plan are subject to the terms and conditions of the annual cash incentive plan, as the same may be amended, modified, replaced or terminated from time to time, including, unless otherwise expressly stated, that Mr. Wilmotte be employed by the Company on the date any payment made pursuant to the annual cash incentive plan is actually paid to similarly situated executives of the Company.

Notwithstanding the foregoing, Mr. Wilmotte’s annual cash incentive for fiscal 2024 is guaranteed at 200% of Mr. Wilmotte’s base salary (pro-rated from the Commencement Date if the Commencement Date occurs after the first day of fiscal 2024 (the “Guaranteed Cash Incentive”)). The Guaranteed Cash Incentive is payable to Mr. Wilmotte as follows: (a) $1,000,000 in the first pay period following the Commencement Date (the “First GCI Payment”) and (b) $1,000,000 on June 30, 2024 or such earlier date as the fiscal 2024 payment under the annual cash incentive plan is actually paid to other similarly situated executives (the “Second GCI Payment”), in each case less applicable withholdings and deductions in accordance with the normal payroll practices of the Company. In the event that Mr. Wilmotte resigns (other than for Good Reason (as defined below)) or is terminated for Cause (as defined below) on or before the date that is twelve (12) months following the Commencement Date, Mr. Wilmotte must promptly repay the Company for the full amount of the First GCI Payment. In order to receive the Second GCI Payment, Mr. Wilmotte must be employed by the Company on the date that the fiscal 2024 cash incentive under the Incentive Plan is actually paid to other similarly situated executives, unless Mr. Wilmotte is terminated by the Company without Cause or resigns for Good Reason.

On June 15, 2023 (assuming he remains employed on the grant date), Mr. Wilmotte will receive a long-term incentive award under the Incentive Plan in an amount that is valued at approximately $3,500,000 based on the closing price of Capri’s ordinary shares on the New York Stock Exchange on the date of grant in accordance with, and subject to, the terms and conditions of such Incentive Plan and the applicable award agreement. This grant shall be comprised of 100% restricted share units (“RSUs”) that will vest in equal installments over three (3) years on each anniversary of the grant date. In addition, in accordance with Capri’s annual performance review cycle (which typically occurs in June of each year), on an annual basis commencing in June 2024, Mr. Wilmotte will be eligible to receive a discretionary long-term incentive award under the Incentive Plan in form and amount, if any, to be determined by the Capri Board in its sole discretion in accordance with, and subject to, the terms and conditions of such Incentive Plan.

Mr. Wilmotte is entitled to 25 vacation days per year under the Wilmotte Employment Agreement. In addition, Mr. Wilmotte will be eligible to participate in all employee benefit plans and programs, including, without limitation, medical, dental, vision, life insurance, disability insurance, deferred compensation program and 401(k), that MK USA provides generally to similarly situated executives. Mr. Wilmotte is also entitled to reimbursement for ordinary and necessary business expenses incurred by him in the performance of his duties in accordance with the Company’s travel and expense reimbursement policies and procedures. MK USA has agreed to pay directly or reimburse Mr. Wilmotte for reasonable and documented professional tax preparation expenses incurred by him in connection with the preparation of his personal U.S. income tax returns for calendar years 2023 and 2024 in an amount not to exceed $25,000 in each such calendar year. Reimbursement for these tax preparation expenses is a taxable benefit to Mr. Wilmotte.

Mr. Wilmotte is an employee at-will and either the Company or Mr. Wilmotte may terminate the employment relationship at any time and for any reason. Mr. Wilmotte has agreed that he will not terminate his employment for any reason other than Good Reason without giving the Company at least six (6) months prior written notice.

Mr. Wilmotte’s employment will terminate automatically upon his death. The Company may also terminate Mr. Wilmotte’s employment if he is unable to perform substantially all of the duties required under the Wilmotte Employment Agreement due to illness or incapacity for a period of at least ninety (90) consecutive days or for a period aggregating six (6) months (whether or not consecutive) in any period of three hundred and sixty-five (365) consecutive days.

The Wilmotte Employment Agreement sets forth Mr. Wilmotte’s rights to severance upon termination of employment under certain circumstances. In the event MK USA terminates his employment without Cause (which MK USA shall have the right to do at any time), or he resigns for Good Reason, and subject to Mr. Wilmotte providing MK USA with an executed separation agreement and release (that is not subject to revocation) of claims against the Company and its affiliates and their respective directors, officers, employees, agents and representatives, which release is satisfactory in form and content to the Company’s counsel, and Mr. Wilmotte’s continued compliance with his post-termination restrictive covenants, MK USA agrees to provide continuation of Mr. Wilmotte’s then-current base salary and continuation of his medical, dental and insurance benefits for a one (1) year period commencing on the termination date plus a payment equivalent to the Guaranteed Cash Incentive (to the extent any portion of the Guaranteed Cash Incentive has not actually been paid to Mr. Wilmotte) and (y) beginning with fiscal year 2025 and thereafter, a cash payment equal to Mr. Wilmotte’s target annual cash incentive payment pursuant to the Incentive Plan for the fiscal year in which the termination date occurs pro rated from the first day of the fiscal year in which the termination date occurs up to and including the termination date (together, the “Wilmotte Severance Payments”).

The Wilmotte Severance Payments will be payable in substantially equal installments in accordance with the normal payroll practices of the Company less applicable withholdings and deductions. During the severance period, Mr. Wilmotte is not required to mitigate damages or the amount of any payment provided for under the Wilmotte Employment Agreement by seeking other employment or otherwise after the termination date, and any amounts earned by Mr. Wilmotte following the termination date, including but not limited to, from self-employment, as a common law employee or otherwise, will not reduce the amount of any payment otherwise payable to Mr. Wilmotte by the Company under the Wilmotte Employment Agreement.

The Wilmotte Employment Agreement defines “Cause” as the occurrence of any of the following events: (i) a material breach by Mr. Wilmotte of his obligations under the Wilmotte Employment Agreement (including an unreasonable refusal by Mr. Wilmotte to substantially perform his duties under the Wilmotte Employment Agreement) that Mr. Wilmotte has failed to cure (as determined by the Company acting in good faith) within thirty (30) days following written notice of such breach from the Company to Mr. Wilmotte; (ii) Mr. Wilmotte’s gross negligence, willful misconduct or fraud in performing his duties under the Wilmotte Employment Agreement or with respect to the Company or any of its affiliates; or (iii) Mr. Wilmotte’s indictment of, or plea of nolo contendere to, a felony.

“Good Reason” under the Wilmotte Employment Agreement means (i) the elimination of Mr. Wilmotte’s position or any other action by the Company that significantly reduces or materially interferes with Mr. Wilmotte’s duties, responsibilities or authority to a level inconsistent with industry standard practice as it relates to his position, excluding isolated, insubstantial or inadvertent action by the Company not taken in bad faith; (ii) a material breach by the Company of its obligations under the Wilmotte Employment Agreement; (iii) a change in Mr. Wilmotte’s title as CEO of Michael Kors or a change in reporting such that Mr. Wilmotte no longer reports to the Capri CEO (or, if no Capri CEO, then the interim Capri CEO); (iv) Mr. Wilmotte’s involuntary relocation to an office more than fifty (50) miles outside of New York City; or (v) in the event of a “change of control” (as defined in the Incentive Plan), failure of the surviving entity to assume in writing the Company’s obligations set forth in the Wilmotte Employment Agreement. In all instances, written notice from Mr. Wilmotte to the Capri CEO setting forth the specific basis of the alleged conduct constituting Good Reason is required within thirty (30) days following the later of (x) the occurrence; or (y) the date Mr. Wilmotte becomes aware of such conduct. The Company has thirty (30) days after said written notice to cure such noncompliance, and if not cured, termination by Mr. Wilmotte for Good Reason will only be effective ten (10) days after the expiration of the cure period.

Mr. Wilmotte has agreed that all rights to the Company’s intellectual property are and will remain the sole and exclusive property of the Company and its affiliates, and Mr. Wilmotte remains obligated to maintain the confidentiality of the Company’s proprietary information. Mr. Wilmotte has agreed that for two (2) years after termination of his employment, he will not hire any person who was employed or retained by the Company or any of its affiliates within the immediately preceding one (1) year period.

The Company has agreed to indemnify Mr. Wilmotte, to the maximum extent permitted by law and the Company’s by-laws and incorporation documents, against all damages, costs, liabilities, losses and expenses, including reasonable attorneys’ fees, as a result of any claim or proceeding, or threatened claim or proceeding, against Mr. Wilmotte that arises out of or relates to Mr. Wilmotte’s services as an officer, director or employee, as the case may be, of the Company, or his service in any such capacity or similar capacity with any affiliate or subsidiary of the Company. Unless prohibited by applicable law or the Company’s by-laws or incorporation documents, the Company will also advance expenses incurred by Mr. Wilmotte in connection with any claim or proceeding, or threatened claim or proceeding, permitted to be indemnified under the Wilmotte Employment Agreement. The Company has also agreed that during the term of the Wilmotte Employment Agreement and for a period of three years thereafter, Mr. Wilmotte will be covered under a directors and officers liability insurance policy with coverage limits in amounts no less than that which the Company currently maintains as of the date of the Wilmotte Employment Agreement for similarly situated executives of the Company.

Item 8.01 Other Events.

On January 23, 2023, Capri issued a press release announcing that Cedric Wilmotte has been appointed Chief Executive Officer of Michael Kors effective April 3, 2023. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.
99.1	Capri Holdings Limited Press Release, dated January 23, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPRI HOLDINGS LIMITED
Date: January 23, 2023
	By:	/s/ Krista A.McDonough
	Name:	Krista A. McDonough
	Title:	Senior Vice President, General Counsel & Chief Sustainability Officer